UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

              ----------------------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 10, 2005


                                   ZANN CORP.
             (Exact name of registrant as specified in its charter)


                                     NEVADA
         (State or other jurisdiction of incorporation or organization)


         000-28519                                          76-0510754
  (Commission File Number)                     (IRS Employer Identification No.)


1549 N. LEROY ST., SUITE D-200                                 48430
       FENTON, MICHIGAN                                      (Zip Code)
 (principal executive offices)


                                 (810) 714-2978
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]  Written communications pursuant to Rule 425 under the Securities Act

[_]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 3.03.  MATERIAL  MODIFICATION  TO  RIGHTS  OF  SECURITY  HOLDERS.

     Effective March 10, 2005, Zann Corp. (the "Registrant") implemented a one for 350 reverse split of its authorized, issued and outstanding shares of common stock by filing a Certificate of Change with the Secretary of State of Nevada (the "Reverse Split.") Following the Reverse Split, the number of authorized shares of the Registrant's common stock was reduced to 11,428,572 in accordance with the one for 350 split ratio. The number of the Registrant's authorized preferred shares remained at 350,000,000, and the par value of the Registrant's common and preferred stock remained at $0.001 per share following the Reverse Split.

     All fractional shares which would otherwise be held by the Registrant's stockholders following the Reverse Split were rounded up to one whole share. The Registrant issued one new share of common stock for up to each 350 shares of common stock held as of May 9, 2005.

     Effective May 3, 2005, the Registrant implemented a three for one forward split of its authorized, issued and outstanding shares of common stock by filing a Certificate of Change with the Secretary of State of Nevada (the "Forward Split"). Following the Forward Split, the number of authorized shares of the Registrant's common stock was increased to 34,285,716 in accordance with the three for one split ratio. The number of the Registrant's authorized preferred shares remained at 350,000,000, and the par value of the Registrant's common and preferred stock remained at $0.001 per share following the Forward Split.

     The Forward Split was a mandatory exchange. The Registrant's stockholders were required to surrender stock certificates representing their shares of the Registrant's common stock in order to receive stock certificates representing their post-Forward Split shares of the Registrant's common stock.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

     Effective April 14, 2005, George Betts was elected Chief Financial Officer of the Registrant.

          George E. Betts was a partner in Deloitte and Touche with 12 years experience in the Far East as Senior Partner of the Hong Kong office. He also served as Executive Vice President, Chief Operating Officer and Chief Financial Officer for Herbalife, Inc., a direct selling company in the health and nutrition industry. He was responsible for the International expansion of Herbalife, Inc., opening operations in over 15 countries. Mr. Betts managed growth of Herbalife, Inc from a staff of 15 to over 1,500 in two years, and was responsible for taking that company public. He served on the Board of Directors of the Direct Selling Association and the Direct Selling Foundation. His other business experience includes owning and managing small business in the wood products industry and acting as a financial consultant to the organization and management of an Offshore Bank. He became Chief Financial Officer of ATNG, Inc. in July of 2001 and served in that capacity until September 2002. He has been a private financial consultant from September 2002 until joining the Registrant as Chief Financial Officer.

     There are no family relationships between George Betts and Robert C. Simpson, the Registrant's other officer and sole director. Item 404(a) and (b) of Regulation S-B is not applicable. There is no employment agreement between the Registrant and George Betts.

     Effective 9:00 AM Fenton, Michigan time on June 9, 2005, Robert C. Simpson was elected as the Registrant's Co-Chief Financial Officer, to serve alongside George Betts.

     Since 2001, Robert C. Simpson has been president and director of Pathobiotek Inc., a Nevada corporation. Pathobiotek Inc. is engaged in bio tech research. He has served as the President, Secretary and Chairman of the Board of Directors of the Registrant since 2003.

     There are no family relationships between Robert C. Simpson and George Betts, the Registrant's other officer. Item 404(a) and (b) of Regulation S-B is not applicable. There is no employment agreement between the Registrant and Robert C. Simpson.


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
     Effective 5:00 PM Fenton, Michigan time on June 9, 2005, Robert C. Simpson was removed as the Registrant's Co-Chief Financial Officer. As of the date of this Current Report, Robert C. Simpson continues to serve as the Registrant's President, Secretary and Chairman of the Board of Directors. As of the date of this Current Report, George Betts continues to serve as the Registrant's Chief Financial Officer.

ITEM 5.03. AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

     See Item 3.03 of this Current Report. The effective date of the filing of the Certificate of Change in connection with the Reverse Split was March 10, 2005. The effective date of the filing of the Certificate of Change in connection with the Forward Split was May 3, 2005.

ITEM 9.01.  FINANCIAL  STATEMENTS  AND  EXHIBITS.

     The following exhibits are filed herewith:

EXHIBIT NO.  IDENTIFICATION OF EXHIBIT
-----------  -------------------------

    4.1      Certificate of Change filed effective March 10, 2005.

    4.2      Certificate of Change filed effective May 3, 2005.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Date:  June 21, 2005.

                                   ZANN  CORP.


                                   By /s/ Robert  C.  Simpson
                                     -------------------------------------------
                                     Robert C. Simpson, President, Secretary and
                                     Chairman of the Board of Directors


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